UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                             CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report:  April 1, 2011

                            ISA INTERNATIONALE INC.

(Exact name of registrant as specified in its charter)

       Delaware                 001-16423                 41-1925647
(State of Incorporation)  (Commission File Number)  (IRS Employer ID. No.)

      2564 Rice Street, St. Paul, MN               55113
(Mailing address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code:   (651)484-9850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14A-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4.0 Matters Related to Accountants and Financial Statements

Section 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 29, 2011 the Audit Committee of the Board of Directors concluded previously issued financial statements of ISA Internationale Inc. for the year ended September 30, 2010 included in Form 10-K filed on January 18, 2011 and for the third quarter ended June 30, 2010 included in Form 10-Q filed on August 23, 2010 as filed with the Securities and Exchange Commission should not be relied upon.

The Company is undertaking a review of accounting matters and discovered errors in its financial reports and accounting records that require adjustment and restatement of our financial statements. The Registrant expects the full review process to be completed in the next fifteen days at which time it will file an amended Form 10-Q/A for our third quarter ended June 30, 2010 and an amended Form 10-K/A for our fiscal year ended September 30, 2010.

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The Registrant's Board of Directors have and continues to discuss this matter described in this Item 4.02 with its independent registered public accounting firm.

The Registrant has identified the following errors in the course of this review and will be conducting further reviews of its accounting procedures and records to discover other accounting issues that may or may not require adjustment.

(A.) For the Form 10-Q filing for the third quarter ended June 30, 2010 we have made the following reclassifications and restatements:

Consolidated Balance Sheet

The Asset line item for Finance contract Receivables, Net of Collections was reduced by $9,818 to reflect collections on our Company owned portfolios incorrectly reported as revenue. The Shareholders' Equity Accumulated Deficit increased by the same amount. The Cash Flow Statement will also be revised by recategorizing this amount

Consolidated Statement of Operations

We corrected and restated Finance Income and Collection Costs. This reduced our income and collection Costs to reflect collections incorrectly reported as revenue. Year to date Finance Income was reduced by $63,394 and Collections Costs reduced by $53,576. No other line items were affected. This reduced our Net Income by $9,818. To reflect our expanding operations and provide more detail, Operating Income is now represented by three categories:
Finance Income, Third Party Collections, Service Income and Other. Prior period's income classified as Other Collection Fees that was Third Party collections Income, Service Income and other has been reclassified with no impact on Total Income or Net Income reported.

(B.) For the Form 10-K filing for the year ended September, 2010 we have made the following reclassifications and restatements:

Consolidated Balance Sheet
The Asset line item for Finance contract Receivables, Net of Collections was reduced $12,423 to reflect collections on our Company owned portfolios incorrectly reported as revenue. The Shareholders' Equity Accumulated Deficit increased by the same amount. The Cash Flow Statement will also be revised by recategorizing this amount

Consolidated Statement of Operations
We corrected and restated Finance Income and Collection Costs. This reduced our year to date Gross Operating Income by $86,105 to reflect collections incorrectly reported as revenue. Collection Costs were reduced by $73,682. No other line items were affected. To reflect our expanding operations, Operating Income is now represented by three categories: Finance Income, Third Party Collections, and Service Income and Other. Prior period's income classified as Other Collection Fees that was Third Party collections Income or Service Income and other has been reclassified with no impact on Total Income or Net Income reported.

The Company has concluded the year to date effect of these adjustments on our net income will result in a $12,423 increase in the loss reported at year end. The adjustments presented in this Form 8-K are not final as the review process may produce additional adjustments.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


ISA INTERNATIONALE INC.

/s/ Bernard L. Brodkorb
By: Bernard L. Brodkorb
President, Chief Executive Officer and Chief Financial Officer

Date: April 1, 2011